Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

ARCH COAL, INC.

i

Article X - Amendments	16
Article XI - Notices	16
Article XII - Computation of Time Periods	16

ii

BYLAWS

of

ARCH COAL, INC.

ARTICLE I - MEETINGS OF STOCKHOLDERS

Section 1.  Annual Meeting

The annual meeting of the stockholders of the Corporation shall be held at such date, time and place as shall be designated by the Board of Directors and stated in the notice of the meeting.

Section 2.  Special Meeting

Unless otherwise provided by the General Corporation Law of Delaware, special meetings of the stockholders may be called (i) pursuant to resolution of the Board of Directors or (ii) at the request of the holders of twenty percent (20%) of the outstanding shares of stock entitled to vote.  Business transacted at a special meeting of stockholders shall be confined to the purpose or purposes of the meeting as stated in the notice of such meeting.  Special meetings of the stockholders shall be held at such date, time and place within the United States as shall be designated in the notice thereof.

Section 3.  Notice of Meetings

Written notice of the place, date and time of each meeting of the stockholders shall be given in the manner provided in Article XII, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of Delaware). The notice of any special meeting shall state the purpose or purposes for which the special meeting is called and shall indicate that such notice is being issued upon the request of the person or persons calling the meeting.

Upon the written request of the person or persons calling any special meeting, notice of such meeting shall be given by the Secretary of the Corporation on behalf of such person or persons. Every request to the Secretary for the giving of notice of a special meeting of stockholders shall state the purpose or purposes of such meeting.

If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 4.  Quorum

Subject to the provisions required by law, the Amended and Restated Certificate of Incorporation, as amended from time to time (hereafter the Certificate of Incorporation) and these Bylaws in respect of the vote required for a specified action, at any meeting of the stockholders, the holders of a majority of the outstanding shares of stock entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business.  The stockholders present at any duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient stockholders to otherwise render the remaining stockholders less than a quorum.

Notwithstanding the foregoing, if a quorum shall fail to attend any meeting, the presiding person of the meeting or the holders of a majority of the stock, present in person or by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 5.  Conduct of Business

The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6.  Proxies and Voting

Except as may be otherwise provided by law, the Certificate of Incorporation or these Bylaws, (i) each stockholder of record present in person or by proxy shall be entitled, at every stockholders’ meeting, to one vote for each share of capital stock having voting power standing in the name of such stockholder on the books of the Corporation, and (ii) the affirmative vote of a majority of the shares voting thereon at a duly organized meeting and entitled to vote on the subject matter shall be the act of the stockholders.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such person by proxy.  Every proxy must be in writing and signed by the stockholder or such stockholder’s attorney-in-fact or executed in such other manner as may be permitted by law and approved by the Board of Directors. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable for the period stated therein if the proxy states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 7.  Waiver of Notice

Notices of meetings need not be given to any stockholder who submits a written waiver of notice, signed in person or by proxy, whether before or after the meeting. The purpose or purposes of any meeting of stockholders shall be specified in any such waiver of notice. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 8.  Stockholder Action by Written Consent

Any action required or permitted to be taken by the stockholders of the Corporation may be effected by the consent in writing of the holders of a majority of the outstanding shares of stock entitled to vote in lieu of a meeting of such stockholders.

Section 9.  Adjournments

Any meeting of stockholders, annual or special, may be adjourned by the presiding person of the meeting or the holders of a majority of the stock, present in person or by proxy, from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10.  Record Date

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 11.  Inspectors of Election

The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 12.  List of Stockholders Entitled to Vote

The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders or to examine the stock ledger, the list of stockholders or the books of the Corporation.

Section 13.  Advisory Stockholder Votes

In order for stockholders to adopt or approve any precatory proposal submitted to them for the purpose of requesting the Board of Directors to take certain actions, the affirmative vote of the holders of shares of capital stock having at least a majority of the vote which could be cast by the holders of all shares of capital stock entitled to vote thereupon, voting as a single class, must be voted in favor of the proposal.

ARTICLE II - BOARD OF DIRECTORS

Section 1.  Power of the Directors

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all the powers of the Corporation and do all lawful acts and things which are not conferred upon or reserved to the stockholders by law or by the Certificate of Incorporation.

Section 2.  Number and Term of Office; Election

Subject to the provisions of the Certificate of Incorporation and the restriction that the number of Directors shall not be less than the number required by the laws of the State of Delaware, the number of Directors shall be fixed, from time to time, by a resolution adopted by the affirmative vote of not less than two-thirds of the members of the entire Board of Directors.

Each Director, including any Director elected to fill a vacancy as set forth in Section 5 of this Article II, shall hold office until the earlier of such Director’s death, resignation, removal in the manner hereinafter provided, or the election and qualification of such Director’s successor.

Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors.

Section 3.  Notice of Stockholder Business and Nominations

A.  Annual Meetings of Stockholders

(1)  Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders of the Corporation (an “Annual Meeting”) (a) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 3 of Article I of these Bylaws, (b) by or at the direction of the Chairman or the Board of Directors, (c) with respect to those persons to be elected by any class or classes of Preferred Stock of the Corporation, by any holder of such class or classes of Preferred Stock, or (d) other than with respect to those persons to be elected by any class or classes of Preferred Stock of the Corporation, by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the procedures set forth in this Bylaw and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation and at the time of the meeting.  Subparagraphs (A)(2) and (A)(3) of this Bylaw set forth the exclusive means for a stockholder of the Corporation to nominate persons for election to the Board of Directors of the Corporation or to propose business to be considered by the stockholders at any Annual Meeting (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an Annual Meeting.

(2)  For nominations or other business to be properly brought before an Annual Meeting pursuant to clause (d) of subparagraph (A)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  Except as described in subparagraphs (A)(3)(l) and (A)(4) of this Bylaw, to be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety days nor more than one hundred twenty days prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that notwithstanding the foregoing (a) in the case of the Corporation’s 2017 Annual Meeting any notice must be provided not earlier than December 1, 2016 and not later than January 1, 2017 and (b) in other cases, in the event that the date of the Annual Meeting is advanced by more than thirty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered no earlier than one hundred twenty days prior to such annual meeting and no later than the later of seventy days prior to the date of the meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.  In no event shall any adjournment or postponement of an Annual Meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected, (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and the beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (iii) whether and the extent to which any hedging or other transactions or series of transactions have been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made with, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes, each nominee with respect to any share of stock of the Corporation; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by the stockholder; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address, as they appear on the Corporation’s books, of such stockholder and of such beneficial owner, (ii) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (iii) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (iv) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Corporation, (v) any short interest of such stockholder or beneficial owner in any security of the Corporation (for purposes of this subparagraph (A)(2), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to directly profit or share in any profit derived from any decrease in the value of the subject security), (vi) any rights to dividends on the shares of Corporation owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (vii) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (viii) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (ix) to the extent known by the stockholder giving notice, the name and address of any other stockholder supporting such stockholder’s nomination or proposal as of the date of such stockholder’s notice, and (x) any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (d) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

and (e) a representation as to whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee or approve a proposal to conduct such other business, as applicable, and/or (ii) otherwise to solicit proxies from stockholders in support of such nomination or approval, as applicable.

(3)(a)  Whenever the Board of Directors solicits proxies with respect to the election of directors at an Annual Meeting, subject to the provisions of this subparagraph (A)(3), if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for such Annual Meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of no more than twenty (20) stockholders that satisfies the requirements of this subparagraph (A)(3) (an “Eligible Stockholder”).  For purposes of this subparagraph (A)(3), the “Required Information” that the Corporation will include it its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy solicitation materials under applicable laws and regulations, including, without limitation, any regulations promulgated under the Exchange Act, and (ii) if the Eligible Stockholder so elects and complies with subparagraph (A)(3)(i) of this Bylaw, a Statement (as defined below).

(b)  In order for an Eligible Stockholder to effectively nominate a Stockholder Nominee with the intention that the Stockholder Nominee be included in the Corporation’s proxy statement for the applicable Annual Meeting, a stockholder’s notice from the Eligible Stockholder (a “Nomination Notice”) must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation on a date complying with subparagraph (A)(3)(l) or subparagraph (A)(4) of these Bylaws, as applicable.  The Nomination Notice must contain all of the following information: (i)  a copy of the Schedule 14N (or any successor form) that has been completed and filed with the United States Securities and Exchange Commission (the “SEC”) in accordance with SEC rules; (ii) as to the Stockholder Nominee, the information required with respect to any nominee required pursuant to subparagraph (A)(2)(a); (iii) as to the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder hereunder), the information required pursuant to subparagraphs (A)(2)(c) and (A)(2)(e); (iv) one or more written statements from the record holder(s) of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period (as defined below)) verifying that, as of the date of mailing of the Nomination Notice, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the  Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the applicable Annual Meeting, written statements from the record holder(s) and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date; (v) the consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected; (vi) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder hereunder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent; (B) has not nominated and will not nominate for election to the Board of Directors at the Annual Meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this subparagraph (A)(3); (C) presently intends to maintain qualifying ownership of the Required Shares through the date of the Annual Meeting; (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the Annual Meeting other than its Stockholder Nominee or a nominee of the Board of Directors; (E) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material; (F) will not distribute to any stockholder any form of proxy for the Annual Meeting other than the form distributed by the Corporation; and (G) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (vii) a representation as to the Eligible Stockholder’s (including each member of any group of stockholders that together is an Eligible Stockholder hereunder) intentions with respect to maintaining qualifying ownership of the Required Shares for at least one year following the Annual Meeting; and (viii) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation; and (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this subparagraph (A)(3).  In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any such defect and shall provide any information that is required to correct any such defect.

(c)  The Corporation shall not be required to include any Stockholder Nominee, or any information concerning any Stockholder Nominee, nominated pursuant to this subparagraph (A)(3) in its proxy statement for any Annual Meeting if: (i) the inclusion of such information would cause the number of Stockholder Nominees included in the Corporation’s proxy statement to exceed the maximum number permitted by subparagraph (A)(3)(f) of this Bylaw; (ii) the Secretary of the Corporation receives a notice that a stockholder has nominated such Stockholder Nominee for election to the Board of Directors pursuant to subparagraph (A)(2); (iii) if such Stockholder Nominee or the applicable Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof; (iv) the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) or applicable Stockholder Nominee fails to comply with its obligations pursuant to this subparagraph (A)(3); (v) the Board of Directors determines in good faith that such Stockholder Nominee is not independent under the listing standards of the principal U.S. stock exchange on which the common stock of the Corporation is listed, any applicable rules of the SEC or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”); (vi)  the election of such Stockholder Nominee as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing guidelines of the principal U.S. stock exchange on which the common stock of the Corporation is listed or any applicable state or federal law or regulation; (vii)  such Stockholder Nominee has been an officer or director of a competitor, as reasonably determined by the Board of Directors, within the past three years; or (viii)  such Stockholder Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years.

(d)  The Board of Directors, or any committee thereof to which the Board of Directors may delegate such power from time to time, shall determine if each Stockholder Nominee satisfies the Independence Standards based upon the information regarding such Stockholder Nominee that is received by the Board of Directors from the applicable Eligible Stockholder or such Stockholder Nominee or otherwise is obtained by the Board of Directors.  At the request of the Corporation, a Stockholder Nominee must complete and submit any questionnaire reasonably requested by the Corporation.  A Stockholder Nominee also must provide the Corporation any such additional information as is reasonably requested by the Corporation to permit the Board of Directors to determine if such Stockholder Nominee satisfies the Independence Standards.  The Nominating and Corporate Governance Committee of the Board of Directors, or such other committee thereof to which the Board of Directors may delegate such power from time to time, may, in its sole discretion, permit the applicable Eligible Stockholder and/or a Stockholder Nominee and its or their representatives an opportunity to appear before such committee in connection with its consideration as to whether such Stockholder Nominee satisfies the Independence Standards.

(e)  If a Stockholder Nominee or an Eligible Stockholder fails to continue to meet the requirements of this subparagraph (A)(3) or if a Stockholder Nominee dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a Director prior to the applicable Annual Meeting: (i)  the Corporation may, to the extent feasible, remove the name of such Stockholder Nominee and the related Statement from its proxy statement and/or otherwise communicate to its stockholders that such Stockholder

Nominee will not be eligible for nomination at the Annual Meeting; and (ii) the Eligible Stockholder may not name another Stockholder Nominee or, subsequent to the last day on which a Nomination Notice would be timely, otherwise cure in any way any defect preventing the nomination of the Stockholder Nominee at the Annual Meeting.

(f)  The maximum number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy statement pursuant to this subparagraph (A)(3) but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Director nominees) appearing in the Corporation’s proxy statement with respect to an Annual Meeting shall not exceed 20% of the number of Directors in office as of the last day on which a Nomination Notice may be delivered to the Corporation pursuant to this subparagraph (A)(3), or if such amount is not a whole number, the closest whole number below 20%.  In the event that one or more vacancies for any reason occurs on the Board of Directors after the last day on which a Nomination Notice may be delivered to the Corporation but before the date of the Annual Meeting, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of Directors in office as so reduced.  In the event that the aggregate number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this subparagraph (A)(3) exceeds such applicable maximum number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Corporation’s proxy statement until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in the written notice of the nomination submitted to the Corporation by such Eligible Stockholder, unless the Corporation knows or has reason to believe in good faith that such information is not complete or accurate with respect to any such Eligible Stockholder, in which case the Corporation shall use reasonable efforts to determine the ownership of such Eligible Stockholder and use the amount it determines in good faith to be accurate or as accurate as practicable under the circumstances.  If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(g)  For purposes of determining whether a stockholder of the Corporation is an Eligible Stockholder, a stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any Derivative Instrument directly or indirectly owned beneficially by such stockholder or any short interest of such stockholder (for purposes of this subparagraph (A)(3)(g), a stockholder shall be deemed to have a short interest in a security if such stockholder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); and provided further that, notwithstanding anything herein to the contrary, for purposes of determining whether a person is an Eligible Stockholder, any “investment company” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), including an investment company that would be an investment company under Section 3(a) of the 1940 Act but for the exceptions to that definition expressly provided for in the 1940 Act and/or rules thereunder, may aggregate its ownership with the ownership of any one or more other investment companies that are under common control by virtue of having the same investment manager or investment adviser (or affiliated investment managers or advisers), or that are part of the same “group of investment companies” (as defined in Section 12(d)(1)(G) of the 1940 Act), and, for purposes of this subparagraph (A)(3), the term “Eligible Stockholder” shall include each such investment company, individually and collectively.  A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder.  The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.  Whether outstanding shares of the common stock of the Corporation are “owned” for purposes of determining whether a stockholder of the Corporation is an Eligible Stockholder for purposes of this subparagraph (A)(3) shall be determined by the Board of Directors in its sole discretion.

(h)  An Eligible Stockholder must have owned (as defined above) three percent or more of the Corporation’s outstanding common stock (the “Required Shares”) continuously for at least two years (the “Minimum Holding Period”) as of both the date the Nomination Notice is delivered to or mailed and received by the Corporation in accordance with this subparagraph (A)(3) and the record date for determining stockholders entitled to vote at the applicable Annual Meeting.

(i)  An Eligible Stockholder may provide to the Secretary of the Corporation, together with the Nomination Notice, a written statement for inclusion in the Corporation’s proxy statement for the applicable Annual Meeting, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”).  Notwithstanding anything to the contrary contained in this subparagraph (A)(3), the Corporation may omit from its proxy statement any information or all or any part of the Statement that the Board of Directors, in good faith, determines would violate any applicable law or regulation or otherwise cause harm to the Corporation.

(j)  Within the applicable time period specified in this subparagraph (A)(3) for providing Nomination Notice, each Stockholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Corporation, and (iii) will comply with all the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other of the Corporation policies and guidelines applicable to Directors.  If any Stockholder Nominee fails to comply with any of the requirements included in this subparagraph (A)(3), such Stockholder Nominee will not be eligible for inclusion in the Corporation’s proxy statement.

(k)  Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chairman of the Annual Meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding the fact that proxies in respect to such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) shall have breached its or their obligations under this subparagraph (A)(3) as determined by the Board of Directors or the chairman of the Annual Meeting; or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the Annual Meeting to present any nomination pursuant to this subparagraph (A)(3).  Any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular Annual Meeting but either (i) withdraws from or becomes ineligible or unavailable for election at such Annual Meeting, or (ii) does not receive at least 25% of the votes cast in the election of directors at such Annual Meeting, will be ineligible to be a Stockholder Nominee pursuant to this subparagraph (A)(3) in connection with each of the Corporation’s next two Annual Meetings.

(l)  Notwithstanding anything herein to the contrary, to be timely, an Eligible Stockholder’s Nomination Notice of one or more Stockholder Nominees in accordance with the procedures set forth in this subparagraph (A)(3) must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than 120 days and not less than 90 days before the first anniversary of the date of the previous year’s Annual Meeting of stockholders.

(m)  This Section 3.A.(3) shall not apply to the Corporation’s 2017 Annual Meeting.

(4)  Notwithstanding anything in the second sentence of subparagraph (A)(2) or in subparagraph (A)(3)(l) of this Bylaw to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least eighty days prior to the first anniversary of the preceding year’s Annual Meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

Section 4.  Election

Except as otherwise provided in the Certificate of Incorporation, at each meeting of the stockholders for the election of Directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of Directors to be elected, shall be the Directors.

Section 5.  Vacancies

Any vacancy on the Board of Directors (other than a vacancy caused by the death, resignation or removal of any Director elected by the holders of any class or classes of Preferred Stock, voting separately as a class or classes, as the case may be) or newly created directorship shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the Directors then in office, even if less than a quorum, or by the sole remaining Director.

Section 6.  Resignation

Any Director may resign at any time by giving written notice of resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

Section 7.  Removal

Any or all of the Directors (other than the Directors elected by the holders of any class or classes of Preferred Stock of the Corporation, voting separately as a class or classes, as the case may be) may be removed by the stockholders, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

Section 8.  Regular Meetings

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall be established by the Board of Directors and publicized among all Directors.

Section 9.  Special Meetings

Special meetings of the Board of Directors may be called by any two of the Directors, the Chairman of the Board, the President or Chief Executive Officer and shall be held at such place within the United States, on such date and at such time as the person or persons calling the meeting shall fix.

Section 10.  Notice of Meeting

Notice of the date, place, time and purpose or purposes of each meeting of the Directors shall be given to each Director in the manner provided in Article XII at such Director’s usual place of business at least three business days before the day on which the meeting is to be held. Upon written request of the person or persons calling any special meeting, notice of such meeting shall be given by the Secretary on behalf of such person or persons and shall indicate the person or persons calling the meeting.

Section 11.  Quorum

At all meetings of the Board of Directors, the presence of a majority of the whole Board of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business.

Section 12.  Manner of Acting

Except as otherwise provided by law, these Bylaws or the Certificate of Incorporation, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board of Directors.

Section 13.  Participation in Meetings by Conference Telephone

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other, and such participation shall constitute the presence in person at such meeting.

Section 14.  Action by Consent

Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, prior notice, or vote if a consent in writing, which writing may be in counterparts which may bear telecommunicated facsimile signatures, setting forth the action so taken, is signed by all members of the Board or committee, and such writing is filed with the minutes of the proceedings of the Board or committee.

Section 15.  Organization

Meetings of the Board of Directors shall be presided over by the Chairman of the Board or in the Chairman’s absence by the Chief Executive Officer, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 16.  Board Committees

The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each of which shall consist of one or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Each such committee shall have and may exercise such powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as the Board shall provide in the resolution designating such committee, except as otherwise provided by statute.  The term of office of the members of each committee shall be as fixed from time to time by the Board; provided, however, that any committee member who ceases to be a member of the Board shall automatically cease to be a committee member.

Section 17.  Waiver of Notices

Notice of a meeting need not be given to any Director who submits a written waiver of notice signed by such Director, including a telecommunicated facsimile waiver, whether before or after the meeting. The purpose or purposes of any meeting of the Directors must be specified in any such waiver of notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 18.  Compensation of Directors

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director, or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation and expense reimbursement for attending committee meetings.

ARTICLE III - OFFICERS

Section 1.  Election and Appointment; Term of Office

The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents (the number thereof to be determined from time to time by the Board), a Treasurer and a Secretary. The Board shall designate either the Chairman of the Board or the President as the Chief Executive Officer of the Corporation. Each such officer shall be elected by the Board at its annual meeting to serve at the will and pleasure of the Board and shall hold office until the next annual meeting of the Board and until such officers’ successor is elected or until such officer’s earlier death, resignation or removal in the manner hereinafter provided. The Board may elect or appoint such other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries) as it deems necessary who shall have such authority and shall perform such duties as the Board may prescribe. If additional officers are elected or appointed during the year, each of them shall hold office until the next annual meeting of the Board at which officers are regularly elected or appointed and until such officer’s successor is elected or appointed or until such officer’s earlier death, resignation or removal in the manner hereinafter provided. To the extent the Board shall deem appropriate, more than one of the offices authorized herein may be held by the same person.

Section 2.  Resignation; Removal; Vacancies

A.  Resignation

Any officer may resign at any time by giving written notice to the Chief Executive Officer or the Secretary of the Corporation, and such resignation shall take effect upon receipt unless specified therein to be effective at some other time (subject always to the provisions of Section 2.B).

No acceptance of any such resignation shall be necessary to make it effective.

B.  Removal

All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board with or without cause.

C.  Vacancies

A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

Section 3.  Duties and Functions

A.  Chairman of the Board

The Chairman of the Board shall preside at all meetings of the stockholders and directors and shall perform such other duties as the Board may prescribe.

B.  President

In the absence, refusal or incapacity of the Chairman of the Board, or the Chief Executive Officer (if the President shall not be designated as such) the President shall perform the duties of such office, except those of presiding at meetings of directors.  If the President shall not be designated as the Chief Executive Officer by the Board pursuant to Section 1, the President shall act under the control of the Chief Executive Officer.

C.  Chief Executive Officer

Subject to the direction and control of the Board, the Chief Executive Officer shall have responsibility for the management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of the Chief Executive Officer, including the power to enter into commitments, execute and deliver contracts and do and perform all such other acts and things as are necessary and appropriate to accomplish the Corporation’s business and operations and to manage the business and affairs of the Corporation.  The Chief Executive Officer may assign such duties to other officers of the Corporation as the Chief Executive Officer deems appropriate.

D.  Chief Operating Officer

In the event the President is not designated as Chief Executive Officer pursuant to Section 1, the President may, in the Board’s discretion, be designated as the Chief Operating Officer of the Corporation and shall have such powers and duties as the Board, or Chief Executive Officer, may prescribe.

E.  Vice Presidents

The Vice Presidents shall have such powers and perform such duties as the Board or the Chief Executive Officer may prescribe.  One or more Vice Presidents may be given and shall use as part of the title such other designations, including, without limitation, the designations “Executive Vice President” and “Senior Vice President,” as the Board or the Chief Executive Officer may designate from time to time.  One of the Vice Presidents may also be given and shall use as part of the title such other designations as may be descriptive of descriptive responsibilities, including, without limitation, designations such as “Chief Financial Officer” or “General Counsel,” as the Board or the Chief Executive Officer may designate from time to time.  In the absence, refusal or incapacity of the Chairman of the Board and the President, the powers and duties of the Chief Executive Officer shall be vested in and performed by such Vice Presidents as have the designation “Executive Vice President,” in the order of their seniority or as otherwise established by action of the Board from time to time, or by such other officer as the Board or the Chief Executive Officer shall have most recently designated for that purpose in a writing filed with the Secretary.

F.  Treasurer

The Treasurer shall act under the direction of the Chief Executive Officer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation and the deposit thereof in the name and to the credit of the Corporation in such depositories as may be designated by the Board or by the Treasurer pursuant hereto.  The Treasurer shall be authorized at any time, and from time to time, by a writing countersigned by the Chief Executive Officer, to open bank accounts in the name of the Corporation in any bank or trust company for the deposit therein of any funds, drafts, checks or other orders for the payment of money to the Corporation; and the Treasurer shall be authorized at any time, and from time to time, by a writing countersigned by the Chairman of the Board, to authorize and empower any representative or agent of the Corporation to draw upon or sign for the Corporation either manually or by the use of facsimile signature, any and all checks, drafts or other orders for the payment of money against such bank accounts which any such bank or trust company may pay without further inquiry.

G.  Secretary

The Secretary shall act under the direction of the Chairman of the Board.  The Secretary shall attend all meetings of the Board and the stockholders and record the proceedings in a book to be kept for that purpose and shall perform like duties for committees designated by the Board.  The Secretary shall duly give or cause to be given, in accordance with the provisions of these Bylaws or as required by law, notice of all meetings of the stockholders and special meetings of the Board.  The Secretary shall be the custodian of the records and the corporate seal or seals of the Corporation and shall cause the corporate seal to be affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized and when so affixed may attest to same.  The Secretary may sign, with the Chief Executive Officer or with the President, certificates of stock of the Corporation.

ARTICLE IV - NOTES, LOAN AGREEMENTS, CHECKS, BANK ACCOUNTS, ETC.

Section 1.  Execution of Documents

The Board shall from time to time by resolution authorize the officers, employees and agents of the Corporation to execute and deliver checks and other orders for the payment of money and notes, bonds and other securities, together with mortgages, loan agreements and other instruments securing or relating thereto and other contracts and commitments for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.

Section 2.  Deposits

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or any officer of the Corporation to whom power in that respect shall have been delegated by the Board shall select.

ARTICLE V - INDEMNIFICATION

Section 1.  Indemnification of Directors and Officers

A.  Every person who is or was a Director or officer of the Corporation, or of any other corporation or entity which such person served as such at the request of the Corporation shall in accordance with Section 2 of this Article V be indemnified by the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any claim, action, suit or proceeding (other than any claim, action, suit or proceeding brought by or in the right of the Corporation), civil or criminal, administrative or investigative, or in connection with an appeal relating thereto, in which such person may be involved, as a party or otherwise, by reason of such person being or having been a Director or officer of the Corporation or such other corporation or entity, or by reason of any action taken or not taken in such capacity as such Director or officer, whether or not such person continues to be such at the time such liability or expense shall have been incurred, provided that such person acted, in good faith, and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful. The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, order, settlement (whether with or without court approval), conviction or upon a plea of guilty or nolo contendere, or its equivalent shall not create a presumption that a Director or officer did not meet the standards of conduct set forth in this Section l.A.

B.  Every person who is or was a Director or officer of the Corporation, or of any other corporation or entity which such person served as such at the request of the Corporation, shall in accordance with Section 2 of Article V be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of any claim, action, suit or proceeding brought by or in the right of the Corporation, or in connection with an appeal or otherwise, by reason of such person being or having been a Director or officer of the Corporation or such other corporation or entity, or by reason of any action taken or not taken in such person’s capacity as such Director or officer, whether or not such person continues to be such at the time such expense shall have been incurred, provided that such person acted in good faith, and in a manner such person reasonably believed to be the best interests of the Corporation, and provided further, that no indemnification shall be made in respect of any claim, action, suit or proceeding as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such claim, action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 2.  Right to Indemnification

Every person referred to in Section 1 or Section 2 of this Article V who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described in said Sections shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification under Section 1 or Section 2 of this Article V may be made by the Board of Directors, in its discretion, but only if (a) the Board of Directors, acting by a quorum consisting of Directors who are not parties to such claim, action, suit or proceeding, shall have found that the Director or officer has met the applicable standard of conduct set forth in Section 1 or Section 2, as the case may be, of this Article V or (b) there be no such disinterested quorum, independent legal counsel (who may be the regular outside counsel of the Corporation) shall have delivered to the Corporation written advice to the effect that in their judgment such applicable standard has been met, or (c) by the stockholders of the Corporation.

Section 3.  Expenses

The right to indemnification conferred in this Article V shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law.

Section 4.  Other Rights

The rights of indemnification provided in this Article V shall be in addition to any other rights to which a Director or officer of the Corporation or such other corporation or entity may otherwise be entitled by contract, vote of disinterested stockholders or Directors or otherwise or as a matter of law; and in the event of such person’s death, such rights shall extend to such person’s heirs and legal representatives.

The indemnification procedures set forth in this Article V shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while the indemnification provisions set forth in this Article V are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.  Such a contract right may not be modified retroactively without the consent of such director, officer, employee or agent.

Section 5. Limited Liability

A Director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or officer to the fullest extent permitted by Delaware Law.

ARTICLE VI - SHARES AND THEIR TRANSFER

Section 1.  Certificates for Shares

The interests of each stockholder of the Corporation shall be represented by certificates signed in the name of the Corporation by (a) either the Chairman of the Board of Directors or the President or a Vice President and (b) either the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation or by registration in book-entry accounts without certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time proscribe.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of any certificate which the Corporation may issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, or in any act amending, supplementing or substituted for such Section, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation may issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

The Board of Directors may direct a new certificate or certificates to be issued, or a book-entry account be established or adjusted, in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.

Section 2.  Transfer

Upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, or by appropriate book-entry procedures, and upon payment of any applicable transfer taxes as the Corporation or its agents may reasonably require, it shall be the duty of the Corporation to record the transaction upon its books.

Section 3.  Record

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII - THIRD PARTIES

Any party dealing with the Corporation shall be entitled to rely conclusively as to the due authorization of any act of the Corporation upon a certificate provided to it and signed by (a) the President or any Vice President and (b) the Secretary or any Assistant Secretary to the effect that such act was duly authorized by all necessary action of the Corporation.

ARTICLE VIII - SEAL

The Board of Directors may by resolution provide for a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary.

ARTICLE IX - FISCAL YEAR

The fiscal year of the Corporation shall end on December 31 of each year.

ARTICLE X - AMENDMENTS

Subject to the provisions of Article II, these Bylaws may be adopted, repealed, altered or amended by the Board of Directors at any regular or special meeting thereof.  Except as otherwise fixed pursuant to the provisions of the Certificate of Incorporation hereof relating to the voting rights of the holders of any class or series of Preferred Stock, the stockholders of the Corporation shall have the power to adopt, repeal, alter or amend these Bylaws by the affirmative vote of not less than a majority of the shares of the Common Stock voting thereon.

ARTICLE XI - NOTICES

All notices and other communications hereunder shall be in writing and delivered personally or sent, if in the United States by first class mail return receipt requested, or if outside the United States by air mail, return receipt requested, or in either case by telex, telecopy, or other facsimile telecommunications. Any notice or other communication so transmitted shall be deemed to have been given at the time of delivery, in the case of a communication delivered personally, on the business day following receipt of answer back, telecopy, or facsimile confirmation, in the case of a communication sent by telex, telecopy or other facsimile telecommunication, respectively, or as provided in Section 3 of Article I of these Bylaws in the case of a communication sent by mail.

ARTICLE XII - COMPUTATION OF TIME PERIODS

The words “day” or “days” as used in these Bylaws with respect to the computation of periods of time shall mean calendar days and the words “business day” or “business days” as used in these Bylaws with respect to the computation of periods of time shall mean any day that is not a Saturday, Sunday or other holiday in New York, New York; provided, however, that if the last day of any period of time shall fall on a day other than a business day, such period shall be extended to include the next succeeding business day in each such location. All computations of time shall be based on New York, New York time.